Dated the 11th day of January 2017

JM OCEAN AVENUE INTERNATIONAL CORPORATION LIMITED

(中脈環球有限公司)

(as the Vendor)

and

JMAX INTERNATIONAL LIMITED

(as the Purchaser)

and

GRAND WORLD PRO LIMITED

(創威寶有限公司)

(as the Company)

****

AGREEMENT FOR SALE AND PURCHASE OF THE 100% ISSUED SHARE CAPITAL OF AND IN GRAND WORLD PRO LIMITED (創威寶有限公司)

****

Messrs. K. B. Chau & Co.,

Solicitors & Notaries,

Unit B, 31/F, United Centre, No.95 Queensway, Admiralty, Hong Kong.

(Ref : AKT/113412/16/CTY)

THIS AGREEMENT is made this 11th day of January 2017.

BETWEEN

(1) **JM OCEAN AVENUE INTERNATIONAL CORPORATION LIMITED (中脈環球有限公司)** (Company No.2098309), a company incorporated in Hong Kong, of Room 1508, 15/F, SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong (the **"Vendor"**);

(2) **JMAX INTERNATIONAL LIMITED** (Company No.314935), a company incorporated in Cayman Islands, of Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106 (the **"Purchaser"**); and

(3) **GRAND WORLD PRO LIMITED (創威寶有限公司)**, of Room 1508, 15/F, SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong (the **"Company"**).

WHEREAS:

(A) The Company is a private company duly incorporated with limited liability under the laws of Hong Kong with Companies No. 2042490 and is validly existing and in good standing. The amount and particulars of the share capital of the Company are and will immediately prior to Completion (as hereinafter more particularly defined) be as set out in **Schedule 1**.

(B) The Company now has an issued share capital of HK$1,560,010.00 divided into 1,560,010 ordinary shares, all of which have been fully paid and are legally and beneficially owned by the Vendor.

(C) The Vendor is the registered and beneficial shareholder holding altogether 1,560,010 fully paid up shares of the Company being 100% of the issued and fully paid up share capital of the Company (collectively called the "**Shares**") free from all mortgages, charges, liens, pledges, options, pre-emptive rights or equities or any other incumbrances or third party rights whatsoever for securing any liabilities of any party and is the beneficial owner in

its own right of the same and does not hold the same in trust or in any fiduciary capacity for any other parties (as the Vendor hereby declares and confirms).

(D) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares (hereinafter defined) of the Company subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1 DEFINITIONS AND INTERPRETATION

1.1 In this Agreement :-

(a)	"Completion"	Completion of the sale and purchase of the Shares pursuant to Clause 4 and **Schedule 2** of this Agreement.
(b)	"Completion Date"	On or before the **11th January 2017**.
(c)	"Consideration"	**US$600,000.00** payable by the Purchaser to the Vendor for the sale and purchase of the Shares on Completion;
(d)	"Encumbrances"	Any mortgage, pledge, charge, lien, claims, equities, options, restriction, right of first refusal, right of pre-emption, mortgage, third party rights, adverse interests, assignment by way of security hypothecation third party rights or interest whatsoever, rights of pre-emption or other encumbrance, priority or security interest or other security arrangement or other rights or interest of whatsoever nature or other security agreement or trust arrangement for the purpose of providing security, and any other agreement or arrangement the effect of which is the creation of a security interest, and "Encumber" shall be construed accordingly.

(e)	"Shares"	The 100% of the issued share capital of the Company (i.e. 1,560,010 shares in the Company having been issued which has been fully paid-up) to be sold to the Purchaser or its nominee(s) by the Vendor under this Agreement.
(f)	"Taxation"	Any liability incurred by the Company on or before Completion in any form of taxation whenever created or imposed in any part of the world and without prejudice to the generality of the foregoing includes property tax, salaries tax, profits tax and generally any tax, penalty or any amount payable to the revenue, customs or fiscal authorities.
(g)	"Vendor' s Warranties"	The representations, warranties and undertakings given by the Vendor as set out in Clause 5 or otherwise stated in this Agreement.

1.2 Unless otherwise stated, references to clauses, sub-clauses and schedules are to clauses and sub-clauses of and schedules to this Agreement.

1.3 The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.4 Words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporate.

2 SALE AND PURCHASE

2.1 Upon and subject to the terms and conditions of this Agreement, the Vendor as beneficial owner of the Shares shall sell and the Purchaser, in reliance on the Vendor's Warranties, shall purchase at the Consideration the Shares free from all claims, charges, liens, pre-emptive rights or equities, encumbrances or third party rights whatsoever and options of any kind whatsoever but together with all rights attached or attaching, accrued or

accruing thereto after the Completion Date and together with all dividends and distributions declared made or paid or agreed to be made or paid thereon or in respect thereof on or after the date hereof.

2.2 For the avoidance of doubt, the Consideration shall be the payment payable by the Purchaser to the Vendor for the 100% of the issued share capital of the Company held by the Vendor. Upon Completion, all the rights, benefits, interest, property and assets of the Company will be beneficially owned by the Purchaser.

2.3 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously.

3. CONSIDERATION

In consideration of the payment of the Consideration, the Vendor agrees to sell the Shares to the Purchaser under this Agreement. The Consideration shall be paid in one sum or several sums by crediting into the following bank account of the Vendor on or before Completion :-

Bank	:	HANG SENG BANK LIMITED
Account Name	:	JM OCEAN AVENUE INTERNATIONAL CORPORATION LIMITED
Account No.	:	787-548296-883
SWIFT code	:	HASEHKHHXXX
Beneficiary Bank Address	:	83 Des Voeux Road Central Hong Kong
Company address:		Room 1508, 15/F SPA Centre, 53-55, Lockhart Road Wanchai, Hong Kong

4. COMPLETION

Upon and subject to the terms and conditions of this Agreement, completion of the sale and purchase of the Shares shall take place at the office of Messrs. K. B. CHAU & CO., Solicitors at Unit B, 31/F, United Centre, No.95 Queensway, Admiralty, Hong Kong

before 1:00 p.m. on or before the Completion Date and each party hereto shall perform and discharge its or his respective obligations set out in **Schedule 2**. In this respect, time shall be of the essence.

5. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE VENDOR

5.1 The Vendor represents, warrants and undertakes to the Purchaser that:-

(a) The Vendor has the sole right and authority to sell and transfer and procure the sale and transfer to the Purchaser with effect on the Completion Date the full legal and beneficial ownership of the Shares free from all claims, charges, mortgages, pledges, options, pre-emptive rights, liens, encumbrances and equities whatsoever or other forms of security or any third party rights and together with all rights attached or attaching, accrued or accruing thereto including the right to all dividends and distributions declared, made or paid on or after the date hereof.

(b) No claim has been made by any person to be entitled to any of the said claims, charges, mortgages, pledges, options, pre-emptive rights, liens, encumbrances and equities whatsoever or other forms of security or any third party rights and there is no agreement or commitment to create any of the foregoing.

(c) The Shares constitute and will at the Completion Date constitute 100% of the issued and allotted shares in the capital of the Company and are duly authorized, validly issued and fully paid.

(d) On or before the Completion Date, the Vendor shall not assign, transfer or part with the interest of the Shares or any part thereof to any party (except the sale and purchase of the Shares contemplated herein) and the Vendor shall procure that the Company will not issue additional shares or creation of new class of shares or alteration of rights to any class of shares, purchase and acquire any asset or declare any dividend save and except the same is at the request of the Purchaser.

(e) There is no liability attaching to the Shares.

5.2 The Vendor further represents and warrants to the Purchaser that to the best of the Vendor's knowledge, information and belief :-

(a) The matters stated in Recitals (A) to (D) to and all information given in this Agreement are true and accurate in all respects and all other information contained in any written document or communication to be supplied to the Purchaser or any of its advisers by or on behalf of the Vendor is true and accurate in all respects and all copies of documents to be supplied shall be true and complete copies of such documents.

(b) (i) At the date hereof, except for the debts and liabilities as shown in the accounts of the Company and those (if any) expressly and specifically disclosed in this Agreement, the Company has no liabilities (actual and contingent) and obligations whatsoever which are outstanding.

(ii) At Completion, no monies shall be owed by the Company to the Vendor.

(iii) No third party has given any guarantee of or security for any indebtedness or liabilities of the Company.

(iv) Save and except as disclosed herein, the Vendor shall be responsible to discharge all the outstanding liabilities and all contingent liabilities (if any) of the Company incurred on or before the actual completion date of the sale and purchase of the 100% of the issued share capital as contemplated herein, and shall keep the Purchaser fully indemnified for the same.

(v) There is no subsisting banking facilities granted by any financial institutions to the Company.

(c) The Shares comprise the 100% of the issued share capital of the Company, and there is and shall not be in issue any other shares, debentures, warrants, options or securities of any description before Completion and the Company has never reduced, repaid or purchased any of its share capital.

(d) Save the employees as disclosed to the Purchaser, the Company has never had any employees and as at Completion, save as the employees as disclosed to the Purchaser, the Company shall have no employee or officer and save the employment contracts as disclosed to the Purchaser, the Company has not entered into any employment or service agreement or contract.

(e) The Company has not commenced or engaged in any business except general trading since its incorporation.

(f) The Company is not under any contracts, options, warrants or any other obligations regarding any part of its capital, issued or unissued, or for the issue of any shares, debentures, warrants, options or other similar securities and no person has the right to call for the allotment or issue of any share or loan capital of the Company under any option or other agreement (including conversion rights) or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Shares or any part of the unissued share capital of the Company and no consent of any third party is required for the sale of the Shares pursuant to the terms hereof.

(g) All accounts, books, ledgers and financial and other records of the Company as disclosed to the Purchaser and the management accounts for the purpose of Completion ("the Completion Accounts") were and will be prepared with all reasonable care and diligence in accordance with accounting principles generally accepted in Hong Kong and on the basis of accounting policies consistently applied, and present fairly and accurately the results of the operations of the Company and disclose all of the assets and liabilities of the Company and show the true and fair view of the Company's financial position, for the relevant accounting period and the financial position of the Company as at the end or such accounting period and there is no material change to the Company's financial conditions since the date of the said accounts. The Company has no capital commitment and is not engaged in any scheme or project requiring the expenditure of capital. The Company will up to and at the Completion Date have no income or receipts which may be subject to profits tax other than those disclosed in the Completion Accounts.

(h) The Company is not involved or engaged as plaintiff or defendant in any litigation or arbitration, administrative or criminal or other proceedings or in any proceedings before any tribunal and there is no judgment subsisting and no unsatisfied judgment or court order is outstanding against the Company and no litigation, arbitration or administrative proceeding before or of any court, tribunal, arbitrator or governmental authority is presently taking place, pending or threatened by or against the Company or any of its properties or assets and there is no fact or circumstance likely to give rise to any litigation or arbitration, administrative or criminal or other proceedings. The Company is also not subject to any order or judgment given by any court or government agency and has not been a party to any undertaking or assurance given to any court or governmental agency which is still in force. The Company will not violate any law or any rule or regulation of any governmental body affecting the Company.

(i) There is no petition presented and no order made and no resolution passed or proposed and no analogous action or proceedings in Hong Kong or any other jurisdiction initialed or taken for the purpose of winding up of the Company and there is no receiver, manager or inspector appointed with respect thereto of or distress, execution or process levied on the whole or any part of the business, assets or undertaking of the Company and the Company has not stopped payment nor is it insolvent or unable to pay its debts and has no unsatisfied judgment against it.

(j) The Company has fully and punctually paid all taxes, duties and levies (if any) as the same become due and payable and the Company is not or is unlikely to be subject to any tax penalties in respect of any matters before Completion and the Company has no liability for taxation (whether established, actual, deferred or contingent) other than those disclosed in the Completion Accounts (if any) and all agreements to which the Company is a party and other documents owned by or which ought to be in the possession of the Company are in its possession and are properly stamped where the Company is under a legal liability to do so. The Company has complied with the Inland Revenue Ordinance and has made or caused to be made all proper returns and has complied with all legislation relating to taxation applicable to it and apart from those disclosed to the Purchaser (if any), there is no liability or potential liability to any tax or duty recoverable from the Company other than those disclosed in the

Completion Accounts (if any) and there is no pending disputes with the Inland Revenue Department or any other tax authorities and on the Completion Date, the Company shall not be involved in any dispute in tax liability.

(k) The Company has always been in compliance to supply all its relevant records and document to any competent authority as required by the current legislation, rule and regulation. The Company has observed and complied with all the legislative and statutory requirements including those under the Companies Ordinance of Hong Kong and all returns, particulars, resolutions and other documents required to be filed by the Company with the Registrar of Companies and other governmental authorities or departments have been duly filed.

(l) All required corporate procedures and approvals have been duly complied with and obtained in respect of all acts and deeds of the Company and all such acts and deeds are valid and binding and the Company has not committed nor is it liable for any criminal, illegal, unlawful or unauthorized act or breach of any obligation whether imposed by or pursuant to statute, contract or otherwise.

(m) The Vendor will not procure the Company to make any calls or make any rights issue or issue of any new shares of whatever class or nature, and to make any declaration for payment of dividend or bonus or payment before Completion.

(n) The copy of the Memorandum and Articles of Association of the Company as delivered by the Vendor to the Purchaser is true and complete in all respects and no amendment or alteration thereto will be made before the Completion Date.

(o) The statutory books (including all registers and minutes books) of the Company have been properly kept and contain in respect of all matters up to but not including Completion are accurate and complete record of the matters which should be dealt with in those books and no notice that any of them is inaccurate or should be rectified has been received. The register of members has been properly written up and the Company has not received any notice of any application or intended application under the Companies Ordinance for rectification of the Company's register.

(p) Other than the mandatory provident fund and employees' compensation insurance, the Company has not purchased any other insurance policies and premiums in respect of such policies has been and will be fully paid up to the Completion Date.

(q) The Company does not own or use any trademarks, patents, copyrights, registered designs or other intellectual property rights.

(r) As at the date hereof and at Completion, there is and will be no option, right to acquire, mortgage, charge, pledge, right of set off, counterclaim, lien or other form of security or encumbrance or any equitable interest in, over or affecting the whole or any part of the undertaking or assets of the Company; there is no arrangement to give or create any of the foregoing; and no claim has been made by any person to be entitled to any of the foregoing.

(s) The Company has not entered into any material contracts.

(t) The Company will be the legal and beneficial owner of no assets other than the properties and assets included in the Completion Accounts and all such properties and assets will be owned by the Company free from encumbrances as at Completion. The Company does not own nor have any legal or beneficial interests over any real properties.

(u) As from the date of this Agreement and until the Completion Date, the Vendor will procure that the Company will not, except as herein provided and except with the previous written consent of the Purchaser :-

(i) create demand extend grant or issue or agree to create extend grant or issue any mortgages charges liens debentures guarantees or other securities;

(ii) create or issue or agree to create or issue any share or loan capital or give or agree to give any option in respect of any share or loan capital of the Company nor declare any dividends;

(iii) in any way depart from the ordinary course of its day-to-day business either as regards the nature scope or manner of conducting the same;

(iv) acquire any substantial assets on hire purchase on deferred terms;

(v) dispose of any of its fixed and current assets or enter into any agreement to do

so;

(vi) enter into any long term or abnormal or unusual contract or capital commitment;

(vii) pay or agree to pay to the director or any of the officers of the Company any remuneration or other emoluments or benefits whatsoever other than the remuneration paid to the employees in the normal course of business;

(viii)borrow any money or make any advances or other credits available or issue guarantees to any person;

(ix) do or suffer anything whereby its financial position shall be materially or adversely altered;

(x) permit any liens to arise on any of its properties or assets;

(xi) open any new bank accounts;

(xii) appoint any new director in substitution of or in addition to the present directors; and

(xiii)knowingly permit any of its normal insurance to lapse or do anything to make any policy of insurance void or voidable.

5.3 All the Vendor's Warranties shall be deemed to be repeated as at the actual completion date herein as if all references to the date of this Agreement were references to the actual date of Completion.

5.4 All Vendor's Warranties are true and accurate in all respects and shall survive after Completion.

5.5 The Vendor hereby undertakes that it will from time to time and at any time, whether before or after Completion, forthwith disclose in writing to the Purchaser and/or its nominee(s) any event, fact or circumstance which may become known to it after the date hereof and which is inconsistent with any of the Vendor's Warranties or which could reasonably be expected to affect a purchaser for value of the Shares or which may entitle the Purchaser and/or its nominee(s) to make any claim under this Agreement.

5.6 If prior to Completion any of the Vendor's Warranties are found to be materially untrue, incomplete, misleading or incorrect or have not been fully carried out in any respect, the Purchaser shall not be bound to complete the purchase of the Shares and the Purchaser

shall be entitled to rescind this Agreement without liability on its part. The right conferred upon the Purchaser by this Clause is in addition to and without prejudice to any other rights and remedies (including every right to claim damages or compensation from the Vendor by reason of such breach or non-compliance) of the Purchaser.

6. DAMAGES AND EXPENSES

6.1 No party shall be obliged to complete this Agreement or perform any obligations hereunder unless the other party complies fully with its obligations under Clause 4.

6.2 Each party shall bear its own costs of and incidental to this transaction.

6.3 All stamp duty (if any) payable for the sale and purchase of the Shares shall be borne and paid by the Purchaser solely.

6.4 Any remedy conferred on any party hereto for breach of this Agreement (including the breach of any Vendor's Warranties) shall be in addition and without prejudice to all other rights and remedies available to it and the exercise of or failure to exercise any remedy shall not constitute a waiver by such party of any of its or his rights or remedies.

7. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon each party's successors and assigns and any reference herein to any party shall, where the context so permits or requires, include that party's successors or assigns.

8. TIME OF ESSENCE

Any date or period mentioned in any Clause may be extended by mutual written agreement between the Vendor and the Purchaser, but as regards any date or period originally fixed or any date or period so extended as aforesaid, time shall be the essence of this Agreement.

9. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the parties in connection with the subject-matter of this Agreement. No provision of this Agreement may be amended, modified, waived, discharged or terminated, nor may any breach of any provisions of this Agreement be waived or discharged, otherwise than (in each case) by the express written agreement of the parties hereto. This Agreement shall, so far as it remains to be performed, continue in full force and effect notwithstanding Completion.

10. FURTHER ASSURANCE

Each party undertakes to the other parties that it will do all such things and execute all such documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

11. NON DISCLOSURE

Other than such disclosure as may be required by any competent authorities under the applicable law and regulations, each of the Vendor and the Purchaser agrees and undertakes to keep this Agreement, its negotiation and the contents thereof strictly confidential and save and except with the prior written consent of the other party in writing, neither party shall make any announcement or release or disclose any information concerning this Agreement or the transaction herein.

12. DEED

All parties agree that this agreement as a whole shall be duly signed, sealed and delivered by way of Deed. To avoid doubt, all undertakings, warranties and/or representations so given by one party to another under this agreement shall be made by way of deed.

13. GOVERNING LAW AND JURISDICTION

13.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of the Hong Kong.

13.2 Each party hereto agrees that the courts of the Hong Kong shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes which may arise out of or in connection with this Agreement and for such purpose the parties hereto irrevocably submit themselves to the non-exclusive jurisdiction of such courts but this Agreement may be enforced in any court of competent jurisdiction.

SCHEDULE 1

THE COMPANY

1.	Company Name :	GRAND WORLD PRO LIMITED (創威寶有限公司)
2.	Company Number :	2042490
3.	Date of Incorporation :	26th February 2014
4.	Place of Incorporation :	Hong Kong
5.	Registered Office :	Room 1508, 15/F, SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong
6.	Issued Share Capital :	HK$1,560,010.00 divided into 1,560,010 shares
7.	Shareholder :	JM OCEAN AVENUE INTERNATIONAL CORPORATION LIMITED (中脈環球有限公司) holding 1,560,010 shares
8.	Director :	TSUI TSZ HONG IVAN (徐梓康)
9.	Secretary :	ELITE GLOBAL SECRETARIES LIMITED

SCHEDULE 2

COMPLETION REQUIREMENTS RELATING TO THE TRANSACTION

Obligations of the Vendor

The Vendor shall upon Completion :

(a) deliver to the Purchaser duly executed instrument(s) of transfer and sold note(s) in favour of the Purchaser or its nominee(s) in respect of the Shares and the valid share certificate(s) in respect thereof in the name of the Vendor;

(b) deliver to the Purchaser a board resolution of the Vendor approving the transactions contemplated hereby and all documents incidental hereto;

(c) (if it is in the Vendor's possession) deliver to the Purchaser the certificate of incorporation, the business registration certificate and copies of the memorandum and articles of association of the Company;

(d) (if it is in the Vendor's possession) deliver to the Purchaser all the statutory and minute books (which shall be written up to but not including Completion) including the accounts made up to the actual Completion Date, the common seal and rubber chop(s) and cheque book, bank statements, books of account (all complete and written up to the Completion Date), copies of all tax return(s) filed and related correspondence (if any), all current insurance policies, all contracts to which the Company is a party (if any), and all accounting documents of the Company and any other papers, records and documents of the Company;

(e) (if it is in the Vendor's possession) deliver to the Purchaser all unissued share certificates and all other books, documents and papers whatsoever in relation to the affairs of the Company;

(f) cause the passing of a resolution of the directors of the Company approving the transactions contemplated hereby and all documents incidental hereto including

but not limited to approving the registration of the transfer of the Shares to the Purchaser or its nominee(s) upon presentation of duly executed and instrument(s) of transfer and approving the cancellation of the share certificate of the Shares and issue of new share certificate for the Shares to the Purchaser or its nominee, and such other matters as the Purchaser may reasonably require shall be dealt with and resolved upon;

(g) such other matters shall be dealt with and resolved upon as the Purchaser may reasonably require for the purpose of giving effect to the sale and purchase of the Shares and to the provisions of this Agreement; and

(h) deliver to the Purchaser such other documents and instruments (including any power of attorney) as may reasonably be required by the Purchaser in order to give a good title to the Shares and which may be necessary to enable the Purchaser and/or its nominee(s) to be registered as the holder thereof and to consummate the transactions contemplated herein.

IN WITNESS, this Agreement is signed by the parties hereto on the day and year first above written.

SEALED with the Common Seal of the Vendor)
and SIGNED and DELIVERED by)
Li Dabing, its director duly authorized by its)
board of directors, in the presence of:-)

For and on behalf of
JM Ocean Avenue International Corporation Limited
中脈環球有限公司
Authorized Signature(s)

Mr. Li Wei
Holder of PRC Citizen Identity Card
No. 440105197601200018

SEALED with the Common Seal of the)
Purchaser and SIGNED and DELIVERED by)
Ren Guowen, its director duly authorized by its)
board of directors, in the presence of:-)

For and on behalf of
JMax International Limited
Authorized Signature(s)

Mr. Li Wei
Holder of PRC Citizen Identity Card
No. 440105197601200018

SEALED with the Common Seal of the)
Company and SIGNED and DELIVERED by)
Tsui Tsz Hong Ivan, its director duly authorized)
by its board of directors, in the presence of:-)

For and on behalf of
GRAND WORLD PRO LIMITED
創威寶有限公司
Authorized Signature(s)

Mr. Li Wei
Holder of PRC Citizen Identity Card
No. 440105197601200018